BYLAWS

OF

THE POCKET SHOT COMPANY

(Adopted by action of the Incorporator on January 1, 2006)

ARTICLE I

Offices

1.1 Business Offices. The principal office of the corporation shall be as set forth in the articles of incorporation, unless changed as provided by law. The corporation may have such other offices at such places within or outside Colorado as the board of directors may from time to time determine or as the business of the corporation may require.

1.2 Registered Office. The registered office and registered agent of the corporation shall be as set forth in the articles of incorporation, unless either is changed as provided by law.

ARTICLE II

Shareholders

2.1 Annual Meeting. The annual meeting of the shareholders shall be held at 10:00 am. (or such other time as may be designated in the notice of the meeting) at such place as shall be designated by the board of directors on the third Thursday in April in each year, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in Colorado, such meeting shall be held on the next day which is not a Saturday, Sunday or legal holiday. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as convenient. Failure to hold an annual meeting as required by these bylaws shall not invalidate any action taken by the board of directors or officers of the corporation.

2.2 Special Meetings. Special meetings of the shareholders, for any purpose, may be called by the president or by the board of directors, and shall be called by the president upon receipt of written demand(s) for the meeting stating the purpose(s) for which it is to be held, signed and dated by the holders of at least ten percent of all votes entitled to be cast on any issue proposed to be considered at the meeting.

2.3 Meetings by Telecommunications. Any or all of the shareholders may participate in a meeting of shareholders by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting may hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

2.4 Place of Meeting. The board of directors may designate any place, either within or outside Colorado, as the place for any meeting of the shareholders. If no designation is made, or if a special meeting shall be called otherwise than by the board, the place of the meeting shall be the principal office of the corporation.

2.5 Notice of Meeting. Except as otherwise required by law, the articles of incorporation or these bylaws, notice of each meeting of shareholders stating the date, time and place of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each shareholder of record entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting, except that if the authorized capital stock is to be increased, at least 30 days notice shall be given. If mailed, such notice shall be deemed to be given when deposited in the United States mail, addressed to the shareholder at the shareholder's address as it appears on the current record of shareholders, with first-class postage prepaid. If three successive notices given to a shareholder have been returned as undeliverable, no further notices to such shareholder shall be necessary until another address for the shareholder is made known to the corporation.

If a meeting is adjourned to another date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting at which the adjournment is taken. If after the adjournment anew record date is or must be fixed under Section 2.7 for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled thereto as of the new record date.

2.6 Waiver of Notice. Whenever notice is required by law, the articles of incorporation or these bylaws to be given to any shareholder, a waiver thereof in writing signed by the shareholder entitled to such notice, whether before or after the time stated in the notice as the date or time when any action will occur or has occurred, shall be equivalent to the giving of such notice. Any such waiver is to be delivered to the corporation for inclusion in the minutes or filing with the corporate records but such delivery and filing shall not be conditions of the effectiveness of the waiver. By attending a meeting, a shareholder (a) waives objection to lack of notice or defective notice of such meeting unless the shareholder, at the beginning of the meeting, objects to the holding of the meeting or the transacting of business at the meeting because of lack of notice or defective notice, and (b) waives objection to consideration at such meeting of a particular matter not within the purpose or purposes described in the notice of such meeting unless the shareholder objects to considering the matter when it is presented.

2.7 Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to demand a special meeting pursuant to Section 2.2, or shareholders entitled to a distribution (other than one involving a purchase, redemption or other acquisition of the corporation's shares), or in order to make a determination of shareholders for any other purpose, the board of directors may fix a future date as the record date for any such determination of shareholders, except that the record date for determining shareholders entitled to take action without a meeting pursuant to Section 214 shall be determined as provided in such Section. A record date fixed under this Section shall not be more than 70 days before the meeting or action requiring such determination of shareholders.

Notwithstanding the foregoing, if a record date is fixed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such record date shall be fixed not less than 10 days immediately preceding such meeting (30 days if the authorized stock is to be increased).

If a record date is not otherwise fixed under this Section, the record date shall be (a) for the determination of shareholders entitled to notice of or to vote at a meeting is the day before the first notice of the meeting is given to shareholders, (b) for the determination of shareholders entitled to demand a special meeting pursuant to Section 2.2, the date of the earliest of any of the demands pursuant to which the meeting is called or the date that is 60 days before the date the first of such demands is received by the corporation, whichever is later, (c) for the determination of shareholders entitled to a distribution or for any other purpose determined by the board of directors the date the board of directors authorizes the distribution or such other action; and (d) for the determination of shareholders for any other purpose, the date the action requiring such determination is first taken.

A determination of shareholders entitled to be given notice of or to vote at any meeting of shareholders made as provided in this Section is effective for any adjournment thereof unless the board of directors fixes anew record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

2.8 Shareholders' List for Meeting. Prior to each meeting of shareholders, the corporation shall prepare a list of the names of the shareholders who are entitled to notice of the meeting. The list shall be arranged by voting groups and within each voting group by class or series of shares, shall be alphabetical within each class or series and shall show the address of, and the number of shares of each class and series that are held by, each shareholder. The list shall be made available for inspection by any shareholder beginning the earlier of ten days before the meeting or two days after notice of the meeting is given and continuing through the meeting, and any adjournment thereof, at the corporation's principal office or at a place identified in the notice of the meeting in the city where the meeting will be held. Subject to any restrictions and conditions imposed or allowed by law, any shareholder or such shareholder's agent or attorney may inspect the Shareholders' list for any purpose reasonably related to the shareholder's interest as a shareholder during regular business hours and during the period it is available for inspection. Failure to prepare or make available a Shareholders' list as required herein shall not affect the validity of any action taken at the meeting.

2.9 Voting Entitlement of Shares. Except as otherwise provided by law or the articles of incorporation and subject to the provisions of Section 2.7, each outstanding share, regardless of class, is entitled to one vote, and each fractional Share is entitled to a corresponding fractional vote, on each matter submitted to a vote of shareholders.

2.10 Quorum. Except as otherwise provided by law or the articles of corporation, at all meetings of shareholders, a majority of the votes entitled to be cast shall constitute a quorum, unless voting by voting groups is allowed by law or the articles of incorporation, in which case such quorum requirement shall apply to each such group. Once a share is represented for any purpose at a meeting, including the purpose of determining that a quorum exists, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless otherwise provided in the articles of incorporation or unless a new record date is or must be fixed for that adjourned meeting as provided in Section 2.7.

2.11 Manner of Acting. If a quorum is present at a meeting of shareholders as required by Section 2.10, action on a matter is approved if the votes favoring the action exceed the votes opposing the action, unless a greater number of affirmative votes, or voting by voting groups, is required by law, the articles of incorporation or these bylaws (if authorized by the articles of incorporation). Notwithstanding the foregoing and unless the articles of incorporation provided otherwise, in the election of directors each shareholder entitled to vote at such election shall have the right to vote the number of shares owned by such shareholder for as many persons as there are directors to be elected, and for whose election the shareholder has the right to vote. Those candidates receiving the highest number of votes cast in their favor (equal to the number of directors to be elected) are elected to the board of directors. Cumulative voting shall not be allowed.

2.12 Proxies. Subject to applicable provisions of law, a shareholder may vote by proxy appointed by a writing signed by the shareholder or by the shareholder's duly authorized attorney-in-fact or otherwise appointed as allowed by law. An appointment of a proxy is effective against the corporation when received by the corporation in any manner permitted by law. An appointment is effective for 11months, unless otherwise provided in the appointment form.

2.13 Voting of Shares by Certain Holders. Shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this corporation, shall not be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

2.14 Shareholder Action without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if all of the shareholders entitled to vote with respect to the subject matter thereof sign a writing or writings that describe and consent to the action. Action taken by unanimous written consent as provided herein shall have the same effect as action taken at a meeting of the shareholders, and may be described as such in any document. Any such action shall be effective as of the date the corporation has received the last writing necessary to effect the action, unless all of the writings necessary to effect the action specify a different effective date. Any such writing may be received by the corporation by electronically transmitted facsimile or other form of wire or wireless communication providing the corporation with a complete copy thereof, including a copy of the signature thereto. Any shareholder who has signed a writing describing and consenting to action taken pursuant to this Section may revoke such consent by a writing signed by the shareholder describing the action and stating that the shareholder's prior consent thereto is revoked if such writing is received by the corporation before the effectiveness of the action. The record date for determining shareholders entitled to take action without a meeting is the date a writing pursuant to which the action is taken is first received by the corporation.

ARTICLE I I I

Board of Directors

3.1 General Powers. The business and affairs of the corporation shall be managed by its board of directors, except as otherwise provided by law, the articles of incorporation or these bylaws.

3.2 Number, Tenure and Qualifications. The number of directors of the corporation shall be as fixed from time to time by resolution of the board of directors or shareholders, but in no instance shall there be fewer than the minimum required by law. Directors shall be elected at each annual meeting of shareholders. Each director shall hold office until the next annual meeting of the shareholders and thereafter until the director's successor shall have been elected and qualified, or until the director's earlier death, resignation or removal. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors shall be natural persons eighteen years of age or older, but they need not be residents of Colorado or shareholders of the corporation.

3.3 Removal and Resignation. Any director may resign at any time by giving written notice to the president or to the board of directors of the corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Directors may be removed in the manner prescribed by law.

3.4 Vacancies. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of the director's predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by the shareholders.

3.5 Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw immediately following and at the same place as the annual meeting of shareholders, or as soon thereafter as convenient at the time and place, either within or outside Colorado, determined by the board, for the purpose of electing officers and for the transaction of such other business as may come before the meeting. Failure to hold such meeting, however, shall not invalidate any action taken by any officer then or thereafter in office. The board of directors may provide, by resolution, the time and place, either within or outside Colorado, for the holding of additional regular meetings without other notice than such resolution.

3.6 Special Meetings. Special meetings of the board of directors may be called by or at the request of the president or any director. The person or persons authorized to call  special meetings of the board of directors may fix any place either within or outside Colorado as the place for holding any special meeting of the board of directors called by them.

3.7 Notice. Notice of each meeting of the board of directors (except those regular meetings for which notice is not required) stating the place, day and hour of the meeting shall be given to all directors at least seven days prior thereto by the mailing of written notice by first class, certified or registered mail, or at least two days prior thereto by telephone, telegram, facsimile transmission or other similar method or by personal delivery of written notice (including delivery by private courier), except that in the case of a meeting to be held pursuant to Section 3.10 notice may be given by telephone one day prior thereto. The method of notice need not be the same for each director. Notice shall be deemed to be given, if by mail, when deposited in the United States mail, with postage prepaid, addressed to the director at the director's business or residence address, if by telephone, when communicated to the director, if by telegram, facsimile transmission or other similar method or by personal delivery, when received by the director. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

3.8 Waiver of Notice. By attending or participating in a regular or special meeting, a director waives any required notice of such meeting unless the director, at the beginning of the meeting, objects to the holding of the meeting or the transaction of business at the meeting. Whenever any notice is required to be given to the directors by law, the articles of incorporation or these bylaws, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

3.9 Quorum and Manner of Acting. Except as otherwise may be required by law, the articles of incorporation or these bylaws, a majority of the directors fixed in accordance with Section 3.2, present in person, shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. No director may vote or act by proxy or power of attorney at any meeting of directors.

3.10 Meetings by Telephone. One or more members of the board of directors or any committee thereof may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

3.11 Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director objects at the beginning of the meeting to the holding of the meeting or the transacting of business at the meeting, contemporaneously requests that his or her dissent to the action taken be entered in the minutes of such meeting, or gives written notice of such dissent to the presiding officer of the meeting before its adjournment or to the secretary of the corporation immediately after adjournment of such meeting. The right of dissent as to a specific action taken at a meeting of the board is not available to a director who votes in favor of such action.

3.12 Compensation. By resolution of the board of directors, any director may be paid any one or more of the following: the director's expenses, if any, of attendance at meetings; a fixed sum for attendance at such meeting; a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation in that capacity.

3.13 Executive and Other Committees. The board of directors, by resolution adopted by a majority of the directors fixed in accordance with Section 3.2, may designate from among its members an executive committee and one or more other committees, each of which shall have and may exercise all of the authority of the board of directors or such lesser authority as may beset forth in said resolution, except that no such committee shall have authority to take any of the actions specified in C.R.S. 3 7-108-206(4) (or any successor provision). No such delegation of authority shall operate to relieve the board of directors or any member of the board from any responsibility imposed by law.

3.14 Director Action without a Meeting. Any action required or permitted to be taken at a meeting of the board of directors or committee thereof may betaken without a meeting  without prior notice and without a vote, if a consent in writing, setting forth the action taken, is signed by all of the directors or committee members. Such consent (which may be signed in counterparts) shall have the same force and effect as a unanimous vote of the directors or committee members and may be stated as such in any document. Action taken without a meeting pursuant to consent in writing as provided herein shall be effective when all directors or committee members have signed the consent, unless the consent specifies a different effective date. All consents signed pursuant to this Section shall be delivered to the secretary of the corporation for inclusion in the minutes or for filing with the corporate records.

ARTICLE IV

Officers

4.1 Number, Duties and Qualifications. The officers of the corporation shall consist of a president, a secretary and a treasurer, who shall be elected by the board of directors and who shall hold their offices for such terms and have such authority and duties as specified in these bylaws. The board of directors may elect or appoint such other officers, including a chairman of the board, one or more vice presidents, a comptroller, assistant secretaries and assistant treasurers, as they may consider necessary or appropriate, who shall hold their offices for such terms and have such authority and duties as specified in these bylaws, or if not so specified, as from time to time may be determined by the board of directors. One person may hold any two offices, except that no person may simultaneously hold the offices of president and secretary. In all cases where the duties of any officer are not prescribed by these bylaws or by the board of directors, such officer shall follow the orders and instructions of the president. All officers shall be natural persons eighteen years of age or older.

4.2 Election and Term of Office. Except as otherwise provided in Section 4.1, the officers of the corporation shall be elected by the board of directors annually at the first meeting of the board held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until the officer's successor shall have been duly elected or appointed and has qualified, or until the expiration of the officer's term in office if elected or appointed for a specified time, or until the officer's earlier death, resignation or removal.

4.3 Removal and Resignation. Any officer may be removed by the board of directors or by the executive committee (if any) whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not in itself create contract rights. Any officer may resign at any time, subject to any rights or obligations under any existing contracts between the officer and the corporation by giving written notice to the president or to the board of directors. An officer's resignation shall take effect at the time specified in such notice, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.4 Vacancies. A vacancy in any office, however occurring, may be filled by the board of directors for the unexpired portion of the term.

4.5 Compensation. Officers shall receive such compensation for their services as may be authorized by the board of directors, and no officer shall be prevented from receiving compensation by reason of the fact that he or she is also a director of the corporation. Election or appointment as an officer shall not of itself create a contract or other right to compensation for services performed by such officer.

4.6 Chairman of the Board. The chairman of the board shall, subject to the direction and supervision of the board of directors preside at all meetings of the directors and  shareholders.

4.7 President. The president shall (a) be the chief executive officer of the corporation and have general and active control of its affairs and business and general supervision of its officers, agents and employees; (b) in the absence of the chairman of the board, preside at all meetings of the directors and shareholders; and (c) perform all other duties incident to the office of president and as from time to time may be assigned by the board of directors.

4.8 Vice Presidents. The vice presidents, if any (or if there is more than one, then each Vice president), shall assist the president and shall perform such duties as may be assigned by the president or the board of directors. The Vice president, if there is one (or if there is more than one, then the vice president designated by the board of directors, or if there is no such designation, then the vice presidents in the order of their election) shall, at the request of the president, or in the president's absence or inability or refusal to act, have the powers and perform the duties of the president.

4.9 Secretary. The secretary shall: (a) keep the minutes of the proceedings of the shareholders, the board of directors and any committees of the board; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and affix the seal to all documents when authorized by the board of directors; (d) keep at the registered office or principal place of business within or outside Colorado a record containing the names and addresses of all shareholders and the number and class of shares held by each, unless such a record shall be kept at the office of the corporation's transfer agent or registrar; (e) have general charge of the stock books of the corporation, unless the corporation has a transfer agent; and (f) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned by the president or the board of directors. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the secretary. All books, records, or minutes may be in written form or in any form capable of being converted into written form within a reasonable time.

4.10 Treasurer. The treasurer shall: (a) be the principal financial officer of the corporation and have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the corporation and deposit the same in accordance with the instructions of the board of directors; (b) receive and give receipts and acquittances for moneys paid in on account of the corporation, and pay out of the funds on hand all bills, payrolls, and other just debts of the corporation of whatever nature upon maturity; (c) unless there is a comptroller, perform the duties specified in Section 4.11; (d) upon request of the board, make such reports to it as may be required at any time; and (e) perform all other duties incident to the office of treasurer and such other duties as may be from time to time prescribed by the president or the board of directors. Assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the treasurer.

4.11 Comptroller. The comptroller, if any, shall be the principal accounting officer of the corporation. The comptroller shall: (a) prescribe and maintain the methods and systems of accounting to be followed; (b) keep complete books and records of account; (c) prepare and file all local, state and federal tax returns; (d) prescribe and maintain an adequate system of internal audit; (e) prepare and furnish to the president and the board of directors statements of account showing the financial position of the corporation and the results of its operations; and (f) perform all other duties incident to the office of comptroller and such other duties as may be from time to time prescribed by the president or the board of directors.

4.12 Surety Bonds. The board of directors may require any officer or agent of the corporation to execute to the corporation a bond in such sums and with such sureties as shall be satisfactory to the board, conditioned upon the faithful performance of such person's duties and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in such person's possession or under such person's control belonging to the corporation.

ARTICLE V

Stock

5.1 Issuance of Shares. The issuance or sale by the corporation of any shares of its authorized capital stock of any class, including treasury shares, shall be made only upon authorization of the board of directors, except as otherwise provided by law. No shares shall be issued until full consideration has been received therefor. Every issuance of shares shall be recorded on books maintained for such purpose by or on behalf of the corporation.

5.2 Certificates. The shares of stock of the corporation shall be represented by certificates, except that the board of directors may authorize the issuance of any class or series of stock of the corporation without certificates as provided by law. If shares are represented by certificates, such certificates shall be consecutively numbered, shall be signed in the name of the corporation by the chairman or Vice chairman of the board of directors or by the president or a vice president and by the treasurer or an assistant treasurer or by the secretary or an assistant secretary, and shall be sealed with the seal of the corporation, or with a facsimile thereof. The signatures of the corporation's officers on any certificate may also be facsimiles if the certificate is either countersigned by a transfer agent or registered by a registrar, in either case other than the corporation itself, except as allowed by law, or by an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of its issue. Certificates of stock shall be in such form, consistent with law, as shall be prescribed by the board of directors.

5.3 Consideration for Shares. Shares shall be issued for such consideration, expressed in dollars (but not less than the par value thereof) as shall be fixed from time to time by the board of directors. Treasury shares shall be disposed of for such consideration expressed in dollars as may be fixed from time to time by the board of directors. Such consideration may consist, in whole or in part, of money, other property, tangible or intangible, or in labor or services actually performed for the corporation, but neither the promise of future services, the promissory note of a subscriber or direct purchaser of shares from the corporation, nor the unsecured or nonnegotiable promissory note of any other person shall constitute payment or part payment for shares.

5.4 Lost Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, the board of directors may direct the issuance of anew certificate in lieu thereof upon such terms and conditions in conformity with law as it may prescribe. Before issuing a new certificate, the board of directors may in its discretion require a bond in such form and amount and with such surety as it may determine.

5.5 Transfer of Shares. Upon surrender to the corporation or to the corporation's transfer agent of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, payment of all transfer taxes, if any, and the satisfaction of any other requirements of law, the corporation shall issue a new certificate to the person entitled thereto, and cancel the old certificate. Every such transfer of stock shall be entered on the books of the corporation maintained for such purpose by or on behalf of the corporation. No transfer of shares shall be effective until it has been entered on such books. The corporation or the corporation's transfer agent may require a signature guaranty or other reasonable evidence that any signature is genuine and effective before making any transfer. Transfers of un certificated shares shall be made in accordance with applicable provisions of law.

5.6 Holders of Record. The corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as may be required by the laws of Colorado.

5.7 Shares Held by Nominees. The corporation may establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the corporation as the shareholder. The procedure established pursuant to this Section may set forth the types of nominees to which it applies, the rights or privileges that the corporation recognizes in a beneficial owner (which may include rights or privileges other than voting), the manner in which the procedure may be used by the nominee, the information that must be provided by the nominee when the procedure is used, the period for which the nominee's use of the procedure is effective, and any other aspects of the rights and duties created thereby.

5.8 Transfer Agents, Registrars and Paving Agents. The board of directors may at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the corporation. Such agents and registrars may be located either within or outside Colorado. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

ARTICLE VI

Indemnification

 6.1 Right to Indemnification. The corporation shall indemnify, to the fullest extent permitted by law (including without limitation in circumstances in which, in the absence of this Section 6.1, indemnification would be discretionary under the laws of Colorado or limited or subject to particular standards of conduct under such laws), each of its directors, officers, employees and fiduciaries (hereinafter, for purposes of this Article VI, individually referred to as a "party") against all costs, expenses and liability, including reasonable attorneys' fees, incurred in, relating to or as a result of any action, suit or proceeding to which such person may be involved or made a party by reason of being or having been a director, officer, employee or fiduciary of the corporation, or while a director, officer, employee or fiduciary of the corporation, is or was serving at the request of the corporation as a director, officer, manager, partner, trustee, employee, fiduciary or agent of any other domestic or foreign corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity or enterprise.

6.2 Advancement of Expenses. In the event of any action, suit or proceeding in which a party is involved or which may give rise to aright of indemnification under Section 6.1, following written request to the corporation by the party, the corporation shall pay to the party, to the fullest extent permitted by law (including without limitation in circumstances in which, in the absence of this Section 6.2, advancement of expenses would be discretionary under the laws of Colorado or limited or subject to particular standards of conduct under such laws), amounts to cover expenses incurred by the party in, relating to or as a result of such action, suit or proceeding in advance of its final disposition.

6.3 Settlements. The corporation shall not be liable under this Article for any amounts paid in settlement of any action, suit or proceeding effected without its written consent. The corporation shall not settle any action, suit or proceeding in any manner that would impose any penalty or limitation on a party without the party's written consent. Consent to a proposed settlement of any action, suit or proceeding shall not be unreasonably withheld by either the corporation or the party.

6.4 Liability Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, manager, partner, trustee, employee, fiduciary or agent of any other domestic or foreign corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity or enterprise against any liability asserted against and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article.

6.5 Other Rights and Remedies. The rights to indemnification and advancement of expenses provided in this Article shall be in addition to any other rights a party may have or hereafter acquire under any law, provision of the articles of incorporation, any other or further provision of these bylaws, vote of the shareholders or directors, agreement or otherwise. The corporation shall have the right, but shall not be obligated, to indemnify or advance expenses to any agent of the corporation not otherwise covered by this Article in accordance with and to the fullest extent permitted by law.

6.6 Applicability; Effect. The rights to indemnification and advancement of expenses provided in this Article shall be applicable to acts or omissions that occurred prior to the adoption of this Article, shall continue as to any party during the period such party serves in any one or more of the capacities covered by this Article, shall continue thereafter so long as the party may be subject to any possible action, suit or proceeding by reason of the fact that the party served in any one or more of the capacities covered by this Article, and shall inure to the benefit of the estate and personal representatives of each such person. Any repeal or modification of this Article or of any Section or provision hereof shall not affect any rights or obligations then existing. All rights to indemnification under this Article shall be deemed to be provided by a contract between the corporation and each party covered hereby.

ARTICLE V I I

Miscellaneous

7.1 Seal. The corporate seal of the corporation shall be circular in form and shall contain the name of the corporation, and the words "Seal, Colorado."

7.2 Fiscal Year. The fiscal year of the corporation shall be as established by resolution of the board of directors.

7.3 Amendments. Subject to repeal or change by the shareholders, and except as otherwise required by the articles of incorporation, the board of directors shall have power to make, amend and repeal the bylaws of the corporation. The board of directors may amend or repeal the bylaws unless the shareholders in amending or repealing a particular bylaw provide expressly that the directors may not amend or repeal such bylaw. The shareholders may amend or repeal the bylaws even though the bylaws may also be amended or repealed by the board of directors.